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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-8813,
33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019,
333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420,
333-104421, and 333-105032) of Baxter International Inc. of our report dated May 30, 2003 relating to the financial statements of Baxter Healthcare Corporation of Puerto Rico Savings and Investment Plan, which appears in this Form 11-K.

/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Juan, Puerto Rico
June 23, 2003